UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [x]      Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to §240.14a-12

PETROQUEST ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

     [ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.::

(3)	Filing Party::

(4)	Date Filed::

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
QUESTIONS AND ANSWERS
Proposal
ELECTION OF DIRECTORS
OTHER INFORMATION
APPENDIX A
APPENDIX B

PETROQUEST ENERGY, INC.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2004

Dear Stockholders:

     We cordially invite you to attend our 2004 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 12, 2004 at 9:00 a.m. (Lafayette time), at the City Club at River Ranch at 221 Elysian Fields Dr., Lafayette, Louisiana 70508. At the meeting we will:

1.	Elect the Board of Directors; and

2.	Transact any other business as may properly come before the meeting.

     Stockholders who owned our common stock at the close of business on Friday, March 26, 2004 may attend and vote at the meeting. A stockholders’ list will be available at our offices at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508 for a period of ten days prior to the meeting. If you cannot attend the meeting, you may vote by mailing the Proxy Card in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person, even though he or she has already returned a Proxy Card.

     We look forward to seeing you at the meeting.

By order of the Board of Directors, Daniel G. Fournerat Senior Vice President, General Counsel and Secretary
Lafayette, Louisiana April 2, 2004

Please Complete, Sign and Date the Proxy Card as Promptly
as Possible and Return it in the Enclosed Envelope

PETROQUEST ENERGY, INC.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

     Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Stockholders to be held on Wednesday, May 12, 2004 at 9:00 a.m. (Lafayette time) at the City Club at River Ranch at 221 Elysian Fields Dr., Lafayette, Louisiana 70508, and at any adjournments or postponements of the meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

     PetroQuest will pay the costs of soliciting proxies from stockholders. Directors, officers and regular employees may solicit proxies on behalf of PetroQuest, without additional compensation, personally or by telephone. Voting materials, which include the Proxy Statement, Proxy Card and 2003 Annual Report, will be mailed to stockholders on or about April 2, 2004.

QUESTIONS AND ANSWERS

Q:	Who can attend and vote at the meeting?

A:	The Board set March 26, 2004 as the record date for the meeting. You can attend and vote at the meeting if you were a stockholder at the close of business on the record date, March 26, 2004. On that date, there were 44,565,693 shares outstanding and entitled to vote at the meeting.

Q:	What proposals will be voted on at the meeting?

A:	The only proposal scheduled to be voted on at the meeting is the election of directors.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your Proxy Card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the meeting. We do not know of any other business to be considered at the meeting. The proxies’ authority to vote according to their judgment applies only to shares you own as a stockholder of record.

Q:	How do I cast my vote?

A:	If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can vote by mail. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

The enclosed Proxy Card contains instructions for voting by mail. The proxies identified on the back of the Proxy Card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a Proxy Card without giving specific voting instructions, the proxies will vote those shares as recommended by the Board of Directors.

Q:	How does the Board recommend I vote on the proposal?

A:	The Board recommends you vote “FOR” each of the nominees to the Board of Directors.

Q:	Can I revoke my proxy card?

A:	Yes. You can revoke your proxy card by:

•	Submitting a new proxy card with a later date;

•	Giving written notice before the meeting to our Secretary stating that you are revoking your Proxy Card; or

•	Attending the meeting and voting your shares in person, or notifying our Secretary orally at the meeting of your wish to revoke your proxy.

Q:	Who will count the vote?

A:	The inspector of election will count the vote. PetroQuest’s Secretary will act as the inspector of election.

Q:	What is a “quorum?”

A:	A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. If you submit a valid Proxy Card or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes also count toward the quorum. “Broker non-votes” occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares.

Q:	What vote is required to approve each item?

A:	The nominees for director will be elected by a plurality of the votes cast at the annual meeting. The seven nominees for election as directors at the annual meeting who receive the greatest number of votes cast for election by the stockholders will be elected as our directors. In the election of directors, you may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees. Any other matter to be considered at the meeting will require the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy at the meeting. In a plurality vote, abstentions and broker non-votes are not considered a vote cast and will not affect the outcome. In a majority vote, however, express abstentions and broker non-votes have the effect of a vote against a particular proposal.

Q:	What shares are included on my Proxy Card?

A:	Your Proxy Card represents all shares registered to your account in the same social security number and address.

Q:	What does it mean if I get more than one Proxy Card?

A:	Your shares are probably registered in more than one account. You should vote each Proxy Card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q:	How many votes can I cast?

A:	On all matters you are entitled to one vote per share.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2004.

Proposal

ELECTION OF DIRECTORS

     At the meeting, seven directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons named in the accompanying Proxy have been designated by the Board of Directors, and unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. If any nominee should become unavailable for election, the Proxy may be voted for a substitute nominee selected by the persons named in the Proxy or the Board of Directors may be reduced accordingly; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable.

Nominees

     Certain information regarding the nominees is set forth below:

Name	Age	Position	Director Since
Charles T. Goodson	48	Chairman of the Board, Chief Executive Officer and Director	1998
Ralph J. Daigle	56	Executive Vice President and Director	1998
Michael O. Aldridge	45	Senior Vice President, Chief Financial Officer, Treasurer and Director	2000
William W. Rucks, IV (1)(2)(3)	46	Director	1999
E. Wayne Nordberg (1)(2)(3)	65	Director	2000
Michael L. Finch (1)(2)(3)	48	Director	2003
W.J. Gordon, III (1)(2)(3)	55	Director	2004

(1)	Member, Audit Committee of the Board of Directors.

(2)	Member, Compensation Committee of the Board of Directors.

(3)	Member, Nominating and Corporate Governance Committee of the Board of Directors.

     Charles T. Goodson has served as our Chairman of the Board since May 2000, and has served as our Chief Executive Officer and as a member of our Board of Directors since September 1998. He also served as our President from September 1998 to May 2000. From 1995 to 1998, Mr. Goodson was President of American Explorer, L.L.C., a private oil and gas exploration and production company we subsequently acquired. Since 1985, he has served as President and 50% owner of American Explorer, Inc., an oil and gas operating company which formerly operated properties for us. From 1980 to 1985 he worked for Callon Petroleum Company, first as a Landman, then District Land Manager and then Regional Land Manager. He began his career in 1978 as a Landman for Mobil Oil Corporation.

     Ralph J. Daigle has served as a member of our Board of Directors since September 1998, and has served as our Executive Vice President since December 2001. He also served as our Senior Vice President of Exploration from September 1998 to December 2001. From 1995 to 1998, Mr. Daigle was Senior Vice President of Exploration of American Explorer, L.L.C., a private oil and gas exploration and production company we subsequently acquired. Since 1989, he has served as the Senior Vice President of Exploration of American Explorer, Inc., an oil and gas operating company which formerly operated properties for us. From 1984 to 1989, he worked as an independent geophysical consultant. From 1979 to 1984, he was employed by X-Plor, an exploration and production consulting group. He worked for Texas Pacific Oil Company as a geophysical interpreter of seismic data from 1977 until 1979 and served in the same capacity with Union Oil Company from 1973 to 1977.

     Michael O. Aldridge has served as our Senior Vice President and Chief Financial Officer and as a member of our Board of Directors since May 2000. He has also served as our Treasurer since May 2001, and served as our Secretary from May 2000 to May 2001. From 1992 to 1999, Mr. Aldridge served first as Vice President — Controller and then as Vice President — Corporate Communications for Ocean Energy, Inc., a public oil and gas exploration and development company. From 1991 to 1992, he served as Chief Financial Officer for Fleet Petroleum Partners, an

independent exploration and production company. Prior to this, he served the oil and gas industry for eleven years with Ernst & Young LLP, where he attained the level of Senior Manager. Mr. Aldridge earned a Bachelor of Science in accounting from Louisiana State University in 1980 and is a Certified Public Accountant.

     William W. Rucks, IV has served as a member of our Board of Directors since October 1999. Mr. Rucks has been a private venture capitalist-investor since September 1996. He has served as a director of OMNI Energy Services, Inc., a public oil and gas company, from 1997 to October 2001 and also served as Chairman of the Board from February 2001 to October 2001. He served as President and Vice Chairman of Ocean Energy, Inc. (formerly Flores & Rucks, Inc.), a public oil and gas exploration and development company, from July 1995 until September 1996 and as its President and Chief Executive Officer from its inception in 1992 until July 1995. From 1985 to 1992, Mr. Rucks served as President of FloRuxco, Inc. Mr. Rucks earned a Bachelor of Science in Business Administration from Louisiana State University in 1979.

     E. Wayne Nordberg has served as a member of our Board of Directors since April 2000. Since January 2003, he has served as a director of Ingalls & Snyder LLC, a NYSE member and registered investment advisor, and since 1999, he has served as Chairman of Hollow Brook Associates, the investment office for the Lafayette College Endowment Fund. From 1998 to June 2002, Mr. Nordberg served as Vice Chairman of the Board of KBW Asset Management, Inc. KBW is an affiliate of Keefe, Bruyette, & Woods, Inc., a registered investment advisor offering investment management services to institutions and high net worth individuals. From 1988 to 1998, he served in various capacities for Lord, Abbet & Co., a mutual fund company, including partner and director of their family of funds. Mr. Nordberg is a member of the Financial Analysts Federation and The New York Society of Security Analysts. He received a Bachelor of Arts in Economics from Lafayette College, Easton, Pennsylvania, where he is a Trustee Emeritus.

     Michael L. Finch has served as a member of our Board of Directors since November 2003. Mr. Finch served as Chief Financial Officer and a member of the Board of Directors of Stone Energy Corporation from 1993 until his retirement in 1999. He was affiliated with Stone in a variety of capacities for nineteen years. Prior to his service with Stone, he was employed by an international public accounting firm in New Orleans, Louisiana. Mr. Finch has been a private investor since 1999. He was licensed as a Certified Public Accountant in 1978, and received a Bachelor of Science in Accounting from the University of South Alabama in 1976.

     W.J. Gordon, III has served as a member of our Board of Directors since January 2004. Mr. Gordon served in various capacities with Conoco Inc. and ConocoPhillips for 32 years until his retirement in 2002, including President of Dubai Petroleum Company (Conoco Middle East subsidiary), President and Managing Director of Conoco Norway, Inc. and Regional Production Manager for Conoco’s Gulf of Mexico and Gulf Coast Region. Currently, he is Vice President of Strategic Planning of the Franciscan Missionaries of Our Lady Health System and serves on the board of directors of the Greater Lafayette Chamber of Commerce, the board of directors of the Community Foundation of Acadiana and the Advisory Board of IberiaBank Corporation. He is a member of the Society of Petroleum Engineers and the American Petroleum Institute. Mr. Gordon served as Captain in the U.S. Army Field Artillery and received a Bachelor of Science in Physics from Southern University in Baton Rouge, Louisiana in 1970.

Communicating with the Board of Directors

     Stockholders and other parties interested in communicating directly with our non-management members of the Board of Directors may do so by writing to Corporate Secretary, PetroQuest Energy, Inc., 400 East Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508. The Board has approved a process for handling letters received by PetroQuest and addressed to non-management members of the Board. Under that process, our Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he or she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to non-management members of the Board and request copies of any such correspondence. Concerns relating to business ethics, accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

     Although we do not have a formal policy regarding attendance by members of the Board at our Annual Meeting of Stockholders, we encourage directors to attend and historically they have done so. For example, all of the directors attended the 2002 and 2003 Annual Meetings.

Board and Committee Activity, Structure and Compensation

     In accordance with Delaware corporate law, our business is managed under the direction of our Board of Directors. There are currently three standing committees of the Board of Directors, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Committee membership and the functions of those committees are described below.

     During 2003, the Board of Directors held six meetings. All directors attended at least 75% of the total meetings of the Board and the committees on which they serve.

     The Board of Directors has determined that the following members of the Board are independent within the meaning of Rule 4200 of the National Association of Securities Dealers, Inc., or the NASD: Michael L. Finch, W.J. Gordon, III, E. Wayne Nordberg and William W. Rucks, IV.

     Audit Committee. As of the beginning of 2003, the Audit Committee was composed of Jay B. Langner, E. Wayne Nordberg and William W. Rucks, IV, and met four times during 2003 prior to the retirement of Mr. Langner from the Board of Directors in November 2003. One additional committee meeting was conducted after Mr. Langner’s retirement during 2003, at which time the committee was composed of Michael L. Finch and Messrs. Nordberg and Rucks. W.J. Gordon joined the committee in February 2004. The Board of Directors has determined that Michael L. Finch is an audit committee financial expert under the SEC rules, and independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A. All of the members of the committee are independent directors within the meaning of Rule 4200 of the NASD. The committee operates under a written charter adopted by the Board of Directors, and attached as Appendix A to this Proxy Statement. The committee is responsible for: reviewing the financial reports and other financial information provided by us to any governmental body or the public; reviewing our system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and our auditing, accounting and financial reporting processes generally; reviewing the independence and performance of our independent auditors; and providing an open avenue of communication among the independent auditors, financial and senior management, and the Board. The committee also has the sole authority and responsibility to appoint, select, evaluate, and, where appropriate, replace our independent auditors.

     Compensation Committee. As of the beginning of 2003, the Compensation Committee was composed of Jay B. Langner, E. Wayne Nordberg and William W. Rucks, IV, and met four times during 2003 prior to the retirement of Mr. Langner from the Board of Directors in November 2003. Two additional committee meetings were conducted after Mr. Langner’s retirement during 2003, at which time the committee was composed of Michael L. Finch and Messrs. Nordberg and Rucks. W.J. Gordon joined the committee in February 2004. All of the members of the committee are independent directors within the meaning of Rule 4200 of the NASD. The committee recommends to the Board of Directors the compensation to be paid to our officers and key employees and the compensation of the Board of Directors. Except as otherwise provided in any specific plan adopted by the Board of Directors, the committee is responsible for administration of executive compensation plans, incentive stock plans and other forms of compensation of officers and key employees. The committee has the power and authority to authorize any of our officers to agree to such documents, agreements and instruments related to such plans and compensation as are approved by the committee.

     Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are Michael L. Finch, W.J. Gordon, III, E. Wayne Nordberg and William W. Rucks, III. The committee was recently formed in February 2004 and did not meet in 2003. All of the members of the committee are independent directors within the meaning of Rule 4200 of the NASD. The committee operates under a written charter adopted by the Board of Directors, and attached as Appendix B to this Proxy Statement. The primary purpose of the committee is to provide oversight on the our governance and a broad range of matters surrounding the composition and operation of the Board of Directors. These matters include identifying individuals qualified to become Board members, recommending to the Board of Directors director nominees for the next annual meeting of stockholders, and recommending to the Board of Directors a set of corporate governance principles applicable to us.

     Director Nominations Process. As indicated above, nominating functions are handled by the Nominating and Corporate Governance Committee pursuant to its charter.

     Our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. Historically, we have not had a formal policy concerning stockholder nominations of individuals to stand for election to the Board of Directors, and to date, we have not received any recommendations from stockholders requesting that the Board of Directors or the Nominating and Corporate Governance Committee consider a candidate for inclusion among the slate of nominees in our proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been properly submitted in accordance with our Bylaws. The Nominating and Corporate Governance Committee will consider this matter fully during the upcoming year with a view to adopting and publishing a policy on stockholder recommendations for director nominees prior to the 2005 Annual Meeting of Stockholders.

     In addition to stockholder nominations, the Nominating and Corporate Governance Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Nominating and Corporate Governance Committee (or for this year’s annual meeting, the entire Board of Directors) evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board of Directors. This assessment includes an evaluation of the nominee’s judgment and skills, such as experience at a strategy/policy setting level, financial sophistication, leadership, and objectivity, all in the context of the perceived needs of the Board of Directors at that point in time. The Board of Directors believes that at a minimum all members of the Board should have the highest professional and personal ethics and values. In addition, each member of the Board must be committed to increasing stockholder value and should have enough time to carry out his or her responsibilities as a member of the Board.

     Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Secretary as described in “Deadline for Receipt of Stockholder Proposals” in this Proxy Statement. Each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to the stockholder giving the notice (i) the name and address, as they appear on PetroQuest’s books, of such stockholder and (ii) the class and number of shares of PetroQuest that are beneficially owned by such stockholder and that are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of PetroQuest that are beneficially owned by such person.

     During fiscal year 2003 and in preparation for the 2004 Annual Meeting of Stockholders, the functions of the Nominating and Corporate Governance Committee were performed by the entire Board of Directors.

     Code of Ethics. We have adopted a Business Ethics Policy that applies to all of our employees, as well as each member of the Board of Directors. The Business Ethics Policy is available in the Investors Relations section of our website at www.petroquest.com. We intend to post amendments to or waivers from the Business Ethics Policy (to the extent applicable to our chief executive officer or principal financial officer) at this location on our website.

     Director Compensation. Our employee directors are not separately compensated for their service as directors. Our non-employee directors are entitled to receive stock option grants as consideration for their service as directors. Each non-employee director who is reelected as a non-employee director at PetroQuest’s annual meeting of stockholders and who has served PetroQuest as a non-employee director for at least one full calendar year, will be granted on the date of such annual meeting a nonstatutory stock option to purchase 20,000 shares of our common stock. The nonstatutory stock option will have an exercise price equal to the fair market value of one share of our common stock on such date with a term of ten years and will vest over a three year period with one-third of the shares vesting on each of the first, second and third anniversaries of the grant date. In May 2003, our non-employee directors, Messrs. Nordberg and Rucks, and our former non-employee director Jay B. Langer, received non-statutory stock options to purchase 20,000 shares of our common stock each, at an exercise price of $1.53 per share pursuant to this arrangement.

     The members of the Board of Directors are entitled to reimbursement of their expenses incurred in connection with the attendance at Board and committee meetings in accordance with company policy.

     The Board of Directors recommends a vote “FOR” all seven nominees to our Board of Directors.

OTHER INFORMATION

Principal Stockholders

     The following table presents certain information as of March 26, 2004, as to:

•	each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,

•	each director,

•	each executive officer named in the Summary Compensation Table, and

•	all directors and executive officers as a group.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number	Percent of Class
Charles T. Goodson (3)	3,571,809	8.0%
Ralph J. Daigle (4)	3,051,862	6.8%
Eubel Brady & Suttman Asset Management, Inc. (5)	2,328,086	5.2%
William W. Rucks, IV (6)	968,334	2.2%
E. Wayne Nordberg (7)	743,494	1.7%
Daniel G. Fournerat (8)	450,033	1.0%
Michael O. Aldridge (9)	317,533	*
Arthur M. Mixon, III (10)	140,000	*
Stephen H. Green (11)	109,250	*
Dalton F. Smith, III (12)	100,700	*
W.J. Gordon, III	2,500	*
Michael L. Finch	0	*
All directors and executive officers as a group (11 persons) (3)(4)(6)-(11)	9,210,015	20.1%

*	Less than 1%

(1)	Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by officers, directors and principal stockholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons.

(2)	Unless otherwise indicated, the address of all beneficial owners of more than five percent of our shares of common stock set forth above is 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508.

(3)	Includes (i) 3,424,142 shares of common stock directly held by Mr. Goodson and (ii) 147,667 shares of common stock issuable on the exercise of vested options.

(4)	Includes (i) 2,878,995 shares of common stock directly held by Mr. Daigle, (ii) 31,200 shares of common stock directly held by his daughter, and (iii) 141,667 shares of common stock issuable on the exercise of vested options.

(5)	Based on a Schedule 13G filed on February 17, 2004 by Eubel Brady & Suttman Asset Management, Inc. (“EBS”), Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E. Hazel and Bernard J. Holtgreive. The address of EBS and Messrs. Eubel, Brady, Suttman, Hazel and Holtgreive is 7777 Washington Village Drive, Suite 210, Dayton, Ohio 45459. EBS beneficially owns 2,328,086 shares, and Messrs. Eubel, Brady, Suttman, Hazel and Holtgreive may, as a result of their ownership in and positions with EBS, be deemed to be indirect beneficial owners of the shares held by EBS. In addition, EBS and Messrs. Eubel, Brady, Suttman, Hazel and Holtgreive have the shared power to vote or direct the vote, and the shared power to dispose or to direct the disposition of the shares held by EBS.

(6)	Includes (i) 835,000 shares of common stock directly held by Mr. Rucks, and (ii) 133,334 shares of common stock issuable on the exercise of vested options.

(7)	Includes (i) 320,000 shares of common stock directly held by Mr. Nordberg, (ii) 20,000 shares directly held by Hollow Brook Associates, LLC Defined Benefit Plan, (iii) 60,160 shares of common stock directly and indirectly held by his wife, (iv) 85,000 shares of common stock directly held by the Olivia S. Nordberg Trust, (v) 135,000 shares of common stock directly held by the Anna and Samuel Nordberg Trust, and (vi) 123,334 shares of common stock issuable on the exercise of vested options.

(8)	Includes (i) 27,783 shares of common stock directly held by Mr. Fournerat, (ii) 122,250 shares of common stock which may be directly held by Mr. Fournerat on the exercise of a vested option to acquire common stock from Messrs. Goodson and Daigle, and a former officer and director, and (iii) 300,000 shares of common stock issuable in the exercise of vested options.

(9)	Includes (i) 37,783 shares of common stock directly held by Mr. Aldridge, (ii) 122,250 shares of common stock which may be directly held by Mr. Aldridge on the exercise of a vested option to acquire common stock from Messrs. Goodson and Daigle, and a former officer and director, and (iii) 157,500 shares of common stock issuable on the exercise of vested options.

(10)	Includes 140,000 shares of common stock issuable on the exercise of vested options.

(11)	Includes (i) 2,250 shares of common stock directly held by Mr. Green’s son, (ii) 1,000 shares of common stock directly held by his daughter, and (iii) 105,000 shares of common stock issuable on the exercise of vested options.

(12)	Includes (i) 700 shares of common stock directly held by Mr. Smith, and (ii) 100,000 shares of common stock issuable on the exercise of vested options.

Executive Officers

     Our executive officers serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of stockholders. All of our executive officers are listed in the following table, and certain information concerning those officers, except for Messrs. Goodson, Daigle and Aldridge who are also members of the Board of Directors, follows the table:

Name	Age	Position
Charles T. Goodson	48	Chairman of the Board, Chief Executive Officer and Director
Ralph J. Daigle	56	Executive Vice President and Director
Michael O. Aldridge	45	Senior Vice President, Chief Financial Officer and Treasurer
Daniel G. Fournerat	50	Senior Vice President, General Counsel and Secretary
Arthur M. Mixon, III	45	Senior Vice President – Operations
Dalton F. Smith, III	42	Senior Vice President – Business Development & Land
Stephen H. Green	46	Senior Vice President – Exploration

     Daniel G. Fournerat has served as our Senior Vice President and General Counsel since April 2001 and our Secretary since May 2001, and served as a member of our Board of Directors from September 1998 to October 2001. He also served as our outside counsel from September 1998 to April 2001. Mr. Fournerat is an attorney-at-law who practiced oil and gas law with the Onebane Law Firm, a Lafayette, Louisiana law firm, from 1977 to April 2001. Mr. Fournerat earned a Bachelor of Science Degree in accounting from McNeese State University in 1974 and a Juris Doctorate Degree from Louisiana State University in 1976.

     Arthur M. Mixon, III has served as our Senior Vice President-Operations since January 1, 2001. From 1981 to 2001, Mr. Mixon accumulated twenty years of experience with BP Amoco PLC, a public petroleum and petrochemical company, in a variety of engineering, supervisory and management positions in the United States, Trinidad and Tobago, and Venezuela. He most recently served as Drilling and Completions Manager-Deepwater Production Business Unit for BP Amoco PLC in Houston, Texas. Mr. Mixon is a Registered Professional Engineer and a member of the Society of Petroleum Engineers, and was 1999 Chairman of the Latin America Drilling Safety Initiative. Mr. Mixon received a Bachelor of Science Degree in Petroleum Engineering from Louisiana State University in 1980.

     Dalton F. Smith, III has served as our Senior Vice President – Business Development & Land since September 2001. He also served as our Vice President – Business Development & Land from March 2001 to September 2001. From March 1998 to September 1999, Mr. Smith first served as Land Manager – Gulf of Mexico Shelf for UNOCAL Corporation, a major independent oil and gas exploration and production company. From September 1999 to March 2001, Mr. Smith’s managerial oversight was expanded to include all of UNOCAL’s lower 48 onshore land activities in addition to the Gulf of Mexico Shelf. Prior to his employment with Unocal, Mr. Smith served fourteen years with Mobil Oil Corporation. Mr. Smith earned a Bachelor of Science in Petroleum Land Management from the University of Louisiana of Lafayette in 1984 and is a certified professional landman.

     Stephen H. Green has served as our Senior Vice President – Exploration since December 2001. From September 1999 to December 2001, he served first as our Business Development Manager and then as Vice President-Exploration. Mr. Green served as Vice President of Exploration for Ocean Energy, Inc., a public oil and gas development company, from September 1995 to April 1999. Mr. Green earned a Bachelor of Science in Geology from the University of South Alabama in 1978 and a Masters of Science Degree in Geology from the University of Louisiana Lafayette in 1980.

Executive Compensation

     Summary Compensation Table. The following table provides information concerning compensation paid during the fiscal years ended December 31, 2003, 2002 and 2001 to our Chief Executive Officer and our executive officers, including the next four most highly compensated executive officers determined at the end of the last fiscal year:

	Annual Compensation						Long-Term Compensation
Name and					Other Annual			All Other
Principal Position	Year	Salary ($)		Bonus ($)	Compensation ($)		Number of Options	Compensation ($)
Charles T. Goodson	2003	157,500	(1)	–	–		–	–
Chief Executive Officer	2002	0	(2)	–	36,234	(3)	–	–
	2001	0	(2)	–	25,988	(4)	5,000	–
Ralph J. Daigle	2003	150,025	(1)	–	–		–	–
Executive Vice President	2002	0	(2)	–	36,234	(3)	–	–
	2001	0	(2)	–	25,988	(4)	5,000	–
Michael O. Aldridge	2003	150,025	(1)	–	–		–	–
Senior Vice President, Chief	2002	180,000		54,000	–		–	–
Financial Officer & Treasurer	2001	180,001		–	–		15,000	–
Daniel G. Fournerat	2003	150,025	(1)	–	–		–	–
Senior Vice President,	2002	180,000		54,000	–		–	–
General Counsel & Secretary	2001	124,962	(5)	–	–		115,000	37,500	(6)
Arthur M. Mixon, III	2003	145,860	(1)	–	–		–	–
Senior Vice President – Operations	2002	175,000		54,000	–		–	9,573	(7)
	2001	174,926	(5)	40,000	–		75,000	30,901	(7)
Dalton F. Smith, III	2003	145,860	(1)	–	–		–	–
Senior Vice President – Business	2002	175,000		54,000	–		–	–
Development & Land	2001	131,475	(5)	–	–		55,000	–
Stephen H. Green	2003	150,025	(1)	–	–		–	–
Senior Vice President – Exploration	2002	180,000		54,000	–		–	–
	2001	131,250		–	–		15,000	–

(1)	Messrs. Goodson’s, Daigle’s, Aldridge’s, Fournerat’s, Mixon’s, Smith’s and Green’s employment agreements provide for annual salaries of $210,000, $180,000, $180,000, $180,000, $175,000, $175,000 and $180,000, respectively; however, effective May 1, 2003, at their own initiative, they agreed to a one-third reduction in salaries for six months of fiscal year 2003, except for Mr. Goodson, who agreed to a 50% reduction in salary. See “Employment Agreements.”

(2)	Messrs. Goodson’s and Daigle’s employment agreements provide for annual salaries of $210,000 and $180,000, respectively; however at their initiative, Messrs. Goodson and Daigle agreed to forgo their annual salaries and bonuses for fiscal years 2001 and 2002. See “Employment Agreements.”

(3)	Includes $25,988 for automobile allowances, and $10,246 for health insurance premiums.

(4)	These amounts were payable to Messrs. Goodson and Daigle as automobile allowances.

(5)	Messrs. Fournerat, Mixon and Smith joined PetroQuest on April 20, 2001, January 1, 2001 and March 12, 2001, respectively.

(6)	This amount was paid to Mr. Fournerat to offset expenses and costs associated with Mr. Fournerat’s transition from his former employer to PetroQuest.

(7)	These amounts were paid to Mr. Mixon for reimbursement of relocation expenses.

     Aggregated Option Exercises In Last Fiscal Year and Year-End Option Values. The following table provides information concerning the number of unexercised options and the value of in-the-money options held by the executive officers named in the Summary Compensation Table as of December 31, 2003:

					Value of Unexercised
			Number of Unexercised		In-the-Money Options (1)
	Shares Acquired on	Value	Options at FY-End (#)		at FY-End ($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles T. Goodson	–	–	144,334	1,666	156,634	—
Ralph J. Daigle	–	–	138,334	1,666	142,701	—
Michael O. Aldridge	–	–	147,500	5,000	162,438	—
Daniel G. Fournerat	–	–	156,667	38,333	117,455	—
Arthur M. Mixon, III	–	–	50,000	25,000	—	—
Dalton F. Smith, III	–	–	36,667	18,333	—	—
Stephen H. Green	–	–	95,000	5,000	101,225	—

(1)	Value of in-the-money options is calculated based on the closing price per share of our common stock at December 31, 2003 ($3.17 per share) as reported by The Nasdaq Stock Market.

     Employment Agreements. We have employment agreements with our executive officers Charles T. Goodson, Ralph J. Daigle, Michael O. Aldridge, Daniel G. Fournerat, Arthur M. Mixon, Dalton F. Smith, III and Stephen H. Green providing for annual salaries of $210,000, $180,000, $180,000, $180,000, $175,000, $175,000 and $180,000, respectively. Each of the employment agreements has a term of three years, except for Mr. Green’s which provides for an initial term of two years, with automatic one-year renewals thereafter unless terminated, provides for termination with or without cause, with 12 months severance provided in the event of termination without cause, and contains a non-competition agreement prohibiting the executive from competing with PetroQuest during his employment and for one year after termination of the agreement for cause or by the executive for any reason.

     On their own initiative, Messrs. Goodson and Daigle agreed to forgo their annual salaries and bonuses payable under the employment agreements for fiscal years 2001 and 2002. Effective May 1, 2003, Mr. Goodson, at his own initiative, agreed to a 50% reduction in salary for six months of fiscal year 2003, and Messrs. Daigle, Aldridge, Fournerat, Mixon, Smith and Green, at their own initiative, agreed to a one-third reduction in salary for six months of fiscal year 2003.

     Termination Agreements. We have agreements with Messrs. Goodson, Daigle, Aldridge, Fournerat, Mixon, Smith and Green providing for the payment of severance benefits upon a “change in control” and termination of the executive’s employment. Each of the agreements has a term of three years after January 1 of the year following the year of execution with automatic one-year renewals unless, not later than September 30 of the preceding year, we give notice of our intent not to extend any of the agreements. Even if we timely give notice, each of the agreements will automatically be extended for 24 months beyond its term if a “change in control” occurred during the term of any of the agreements. If an executive’s employment is terminated following a “change in control” other than for cause or by an executive for good reason, the executive will be entitled to (i) a lump sum cash payment equal to two multiplied by the sum of the executive’s then annual base salary and the executive’s most recent annual bonus, (ii) life insurance, health, disability and other welfare benefits for a 24-month period and (iii) if applicable, an additional cash payment to make the executive whole for certain tax liabilities. An executive is not entitled to any benefits under the agreement if the executive’s employment terminates due to executive’s retirement at age 65, executive’s total and permanent disability, or executive’s death.

     Compensation Committee Interlocks and Insider Participation. As of the beginning of 2003, the Compensation Committee was composed of Jay B. Langner, E. Wayne Nordberg and William W. Rucks, IV. After Mr. Langner’s retirement from the Board of Directors in November 2003, the committee was composed of Michael L. Finch and Messrs. Nordberg and Rucks. No member of the committee has served as one of our officers or employees at any time. There are no compensation committee interlocks involving our executive officers.

     Compensation Committee Report On Executive Compensation. The Compensation Committee is comprised of four non-employee directors whose primary duties and functions are to review and recommend to the Board of Directors the annual base and bonus compensation of our executive officers and other employees and to oversee the administration of our amended and restated 1998 Incentive Plan.

     The committee’s goal with respect to executive compensation is to attract, motivate and retain executives who demonstrate the ability to lead PetroQuest in the achievement of its business objectives in a highly competitive industry. The committee seeks to provide adequate base compensation and annual cash bonus compensation based on PetroQuest’s performance and profitability, while providing incentive compensation that serves to align the interests of the executive officers with those of the stockholders.

     To achieve these goals, the committee believes that the compensation of all employees, including executive officers, should include the following components:

•	A base salary that is competitive with salaries offered by similar oil and gas exploration, exploitation and production companies.

•	Discretionary annual cash bonus incentive compensation based on PetroQuest’s performance and profitability that rewards individual productivity, responsibility and impact on results.

•	Incentive stock option grants designed to encourage commitment to PetroQuest, motivate superior performance and align the long-term personal interests of our officers and other employees with those of our stockholders, while enabling them to share in the long term growth and success of PetroQuest.

     The committee believes that PetroQuest has encouraged executive officer retention and, ultimately, the long term growth of PetroQuest through utilization of employment agreements that establish a base salary subject to upward adjustment by the Board of Directors and that create opportunities for the executive officers to participate in our incentive compensation programs.

     Currently, Charles T. Goodson, Chairman of the Board and Chief Executive Officer, Ralph J. Daigle, Executive Vice President, Michael O. Aldridge, Senior Vice President, Chief Financial Officer and Treasurer, Daniel G. Fournerat, Senior Vice President, General Counsel and Secretary, Arthur M. Mixon, III, Senior Vice President – Operations, Dalton F. Smith, III, Senior Vice President – Business Development and Land and Stephen H. Green, Senior Vice President – Exploration, are compensated pursuant to employment agreements. See “Executive Compensation — Employment Agreements.”

     Chief Executive Officer Compensation. Pursuant to our employment agreement with Charles T. Goodson, Mr. Goodson’s annual base salary was maintained during 2000 at the 1999 level of $210,000; however, in January 1999, at his initiative, Mr. Goodson’s base salary was temporarily reduced by one-third during 1999 and 2000 due to the then existing economic conditions in the oil and gas exploration and production industry. In January 2000, the Board of Directors granted Mr. Goodson 22,000 shares of our common stock and $22,000 in cash as compensation for his reduction in salary during 1999. In addition, in December 2000, the Board granted Mr. Goodson 39,500 shares of our common stock pursuant to our amended and restated 1998 Incentive Plan and $2,088 in cash as compensation for his reduction in salary during 1999 and 2000. Mr. Goodson also received an incentive stock option grant in December 2000 to purchase 75,000 shares of our common stock pursuant to our incentive plan at an exercise price of $3.125 per share, which vests one-third per year for the three years following the grant date. In awarding the incentive options, the committee considered the reduction and deferral of Mr. Goodson’s base compensation on his initiative during a time of company growth and depressed oil and gas prices, the successful closing of a significant private placement of equity during the year and the growth PetroQuest experienced during 2000 under his leadership.

     At his initiative, Mr. Goodson agreed to forgo his annual salary and bonus payable under his employment agreement for fiscal year 2001. In September 2001, Mr. Goodson received an incentive stock option grant to purchase 5,000 shares of our common stock pursuant to our incentive plan at an exercise price of $4.95 per share, which vests one-third per year for the three years following the grant date. In awarding the incentive options, the committee considered PetroQuest’s successful drilling program and improved financial performance, Mr. Goodon’s agreement to forgo his annual salary and bonus, and his leadership of the company in 2001.

     Mr. Goodson, at his initiative, agreed to forgo his annual salary and bonus payable under his employment agreement for fiscal year 2002.

     Mr. Goodson, at his initiative, agreed to a 50% reduction in his salary for six months of fiscal year 2003, effective May 1, 2003.

COMPENSATION COMMITTEE

E. Wayne Nordberg, Chairman
Michael L. Finch
W.J. Gordon, III
William W. Rucks, IV

     Performance Graph. The following graph illustrates the yearly percentage change in the cumulative stockholder return on our common stock, compared with the cumulative total return on The Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Stocks — Crude Petroleum and Natural Gas Extraction Index, for the five years ended December 31, 2003.

PETROQUEST STOCK PRICE vs. NASDAQ AND NASDAQ E&P INDICES

Comparison of Five Year Cumulative Total Return
Value of Investment of $100 on December 31, 1998

	Year Ending
	1998	1999	2000	2001	2002	2003
PetroQuest Energy, Inc.	100	196.2	523.1	654.8	510.8	390.2
Nasdaq	100	185.4	111.8	88.8	61.4	91.8
Nasdaq E&P	100	103.2	214.5	160.7	159.6	282.0

Securities Authorized For Issuance Under Equity Compensation Plans

     The following table sets forth information regarding our equity compensation plans as of December 31, 2003:

Equity Compensation Plan Information

Number of securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding securities
	options,	options, warrants	reflected in column
Plan category	warrants and rights	and rights	(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,069,634	$3.03	1,359,069
Equity compensation plans not approved by security holders	0	0	0
Total	2,069,634	$3.03	1,359,069

(1)	Consists solely of the 1998 Incentive Plan, as amended and restated effective December 1, 2000.

(2)	The total number of shares of common stock available for issuance under the 1998 Incentive Plan is equal to the greater of (i) 10% of the number of issued and outstanding shares of our common stock as of the first day of our then-current fiscal quarter or (ii) 3,000,000.

Certain Relationships and Related Transactions

     Working Interest and Overriding Royalty Interest Owners. Charles T. Goodson, Ralph J. Daigle, Stephen H. Green, or their affiliates, are working interest owners and overriding interest owners and E. Wayne Nordberg is a working interest owner in particular properties operated by us or in which we also hold a working interest. As working interest owners, they are required to pay their proportionate share of all costs and are entitled to receive their proportionate share of revenues in the normal course of business. As overriding royalty interest owners they are entitled to receive their proportionate share of revenues in the normal course of business. During the year ended December 31, 2003, in their capacities as working interest owners or overriding royalty interest owners, revenues, net of costs were disbursed to Messrs. Goodson, Daigle, and Green, or their affiliates, in the approximate amounts of $841,350, $481,276, and $107,367, respectively, and with respect to the working interests of Mr. Nordberg, costs exceeded revenues by approximately $89,225. With respect to Messrs. Goodson and Daigle, or their affiliates, gross revenues attributable to interests, properties or participation rights held by them prior to Messrs. Goodson and Daigle joining us as officers and directors on September 1, 1998 represent approximately 94% and 90%, respectively, of the gross revenues received by them in 2003.

Audit Committee Report

     The Audit Committee of the Board of Directors is responsible for: reviewing the financial reports and other financial information provided by us to any governmental body or the public; reviewing our system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and our auditing, accounting and financial reporting processes generally; reviewing the independence and performance of our independent auditors; and providing an open avenue of communication among the independent auditors, financial and senior management, and the Board. The committee also has the sole authority and responsibility to appoint, select, evaluate, and, where appropriate, replace our independent auditors.

     Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements. The committee’s responsibility is to monitor and review these processes. However, the members of the committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

     The committee has met with our independent auditors, Ernst & Young LLP, and discussed the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of PetroQuest’s internal controls. The committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of PetroQuest’s consolidated financial statement and the matters required to be discussed by Statement of Auditing Standards No. 61, as amended.

     Our independent auditors also provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the committee discussed with the independent auditors their independence from PetroQuest. When considering Ernst & Young’s independence, the committee considered the non-audit services provided to PetroQuest by the independent auditors and concluded that such services are compatible with maintaining the auditors’ independence.

     The committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2003 with management and Ernst & Young. Based on the committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent accountants, and subject to the limitations on the committee’s role and responsibilities referred to above and in the Audit Committee Charter, the committee recommended to the Board of Directors that PetroQuest’s audited consolidated financial statements be included in PetroQuest’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael L. Finch, Chairman
W.J. Gordon, III
E. Wayne Nordberg
William W. Rucks, IV

Independent Auditors

     On June 28, 2002, we dismissed our independent certified public accountants, Arthur Andersen LLP, and engaged the services of Ernst & Young LLP as our new independent auditors for our fiscal year ending December 31, 2002. The decision to dismiss Arthur Andersen and retain Ernst & Young was approved by our Audit Committee.

     The audit report of Arthur Andersen on our consolidated financial statements as of and for the fiscal year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal year ended December 31, 2001, and the subsequent interim period through June 28, 2002, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     No formal action is proposed to be taken at the annual meeting with respect to the continued employment of Ernst & Young inasmuch as no such action is legally required. Representatives of Ernst & Young plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

Independent Auditors Fees

     The following table sets forth the fees incurred by us in fiscal years 2002 and 2003 for services performed by Ernst & Young. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

	2002	2003
Audit Fees	$79,000	$100,000
Audit Related Fees	$23,000	$1,500
Tax Fees	$11,850	$16,300
All Other Fees (1)	$0	$0

(1)	Includes $23,000 of fees incurred by us in connection with the review of a registration statement filed in 2002.

     In addition, we incurred $13,850 in Audit Fees, $22,382 of Audit Related Fees and $1,760 of Tax Fees, for services performed by Arthur Andersen LLP in fiscal year 2002 through June 28, 2002. We did not incur any Other Fees for services performed by Arthur Andersen LLP in fiscal year 2002 through June 28, 2002.

     Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The committee may delegate the authority to pre-approve the retention of the independent auditor for permitted non-audit services to one or more members of the committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the committee at the next meeting following any such pre-approval. None of the fees paid to the independent auditors under the categories Audit-Related, Tax and All Other fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

     To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2003, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports, except that the following individuals failed to file timely reports for such fiscal year: Jay B. Langner was late in filing two Form 4s disclosing one transaction each; E. Wayne Nordberg was late in filing a Form 4 disclosing one transaction; and William W. Rucks, IV was late in filing a Form 4 disclosing one transaction.

Other Matters

     The Annual Report to Stockholders on Form 10-K covering the fiscal year ended December 31, 2003 has been mailed to each stockholder entitled to vote at the annual meeting. Investors may request our Form 10-K, Form 10-Qs and other information by calling (337) 232-7028 or writing to the address below:

PetroQuest Energy, Inc.
Corporate Communications
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508

     The persons designated to vote shares covered by the Board of Directors’ proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this Proxy Statement will be presented for action at the meeting.

Deadline for Receipt of Stockholder Proposals

     If you want us to consider including a proposal in our Proxy Statement for our 2005 Annual Meeting of Stockholders you must deliver a copy of your proposal to PetroQuest’s Secretary at our principal executive offices at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508 no later than December 3, 2004.

     If you intend to present a proposal at our 2005 Annual Meeting of Stockholders, including director nominations, but you do not intend to have it included in our 2005 Proxy Statement, you must deliver a copy of your proposal to PetroQuest’s Secretary at our principal executive offices listed above no later than March 13, 2005 and no earlier than January 12, 2005, and must contain certain information specified in our Bylaws. If the date of PetroQuest’s 2005 Annual Meeting of Stockholders is more than 30 calendar days before or after the one-year anniversary date of our 2004 Annual Meeting, your notice of a proposal will be timely if we receive it by the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board of Directors may recommend.

Sincerely, Daniel G. Fournerat Senior Vice President, General Counsel and Secretary

April 2, 2004

APPENDIX A

PETROQUEST ENERGY, INC.

CHARTER
OF THE
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

I.	PURPOSE

The Audit Committee is a standing committee of the Board of Directors (the “Board”) of PetroQuest Energy, Inc., a Delaware corporation (the “Company”). Its primary function is to assist the Board in fulfilling its oversight responsibilities by:

•	Reviewing the financial reports and other financial information provided by the Company to any governmental body or the public;

•	Reviewing the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally;

•	Reviewing the independence and performance of the Company’s independent auditors; and

•	Providing an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. The Audit Committee has direct access to the Company’s independent auditors and anyone in the Company. The Audit Committee has authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

II.	COMPOSITION

The Audit Committee shall be comprised of at least three directors who shall be appointed by the Board. The Audit Committee shall only include directors who satisfy the independence requirements of the U.S. Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”) applicable to the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as an Audit Committee member.

Notwithstanding the foregoing, one director who (i) is not independent as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers (the “NASD”), (ii) meets the criteria for independence set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and (iii) is not a current officer or employee or a Family Member (as defined in Rule 4200 of the listing standards of the NASD) of such officer or employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination (or, if the Company does not file a proxy statement, in its Form 10-K), the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years and may not chair the Audit Committee.

Audit Committee members must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. One member of the Audit Committee shall have accounting or related financial management expertise and qualify as a “financial expert” in accordance with the requirements of the SEC and Nasdaq (as may be modified or supplemented). The role of the financial expert will be that of assisting the Audit Committee in overseeing the audit process, not auditing the Company.

The members of the Audit Committee shall be appointed by the Board at the annual meeting of the Board, and shall serve on the Audit Committee for a term coinciding with their Board term. If a Chair of the Audit Committee is not appointed by the Board, the Audit Committee shall itself designate a Chair.

III.	MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee and each of these groups believe should be discussed privately.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports and Review Procedures

1.	Review and reassess the adequacy of this Charter annually and report to the Board any recommended changes to this Charter. The Audit Committee shall submit the Charter to the full Board for approval and have the document published at least every three years in accordance with the Regulations of the SEC.

2.	Review the Company’s annual financial results prior to the release of results and/or the Company’s annual audited financial statements prior to filing with, or distribution to, the SEC, any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, estimates and judgments.

3.	In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee should also review significant findings prepared by the independent auditors, with management’s responses, the status of management’s responses to previous recommendations from the independent auditors and the status of any previous instructions to management from the Audit Committee.

4.	Review the Company’s quarterly financial results prior to the release of results and/or the Company’s quarterly financial statements prior to filing with the SEC. In connection with such review, discuss with financial management and the independent auditors, the results of the independent auditors’ review of the quarterly financial statements, any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors (see item 15) . The Chair of the Audit Committee may represent the entire Audit Committee for purposes of these reviews and discussions.

5.	Review with management all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls, and any fraud, without regard to materiality, that involves management or any other employee who has a significant role in the Company’s internal controls.

6.	Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.

7.	Periodically review with, and receive reports from, the independent auditors regarding (i) critical accounting policies and practices to be used in the audit, (ii) all alternative treatments of financial information within GAAP discussed with management, including the ramification of such treatment and the treatment preferred by the auditors, and (iii) all other material written communication between the auditor and management.

8.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

     Independent auditors

9.	Have the sole authority and responsibility to appoint, select, evaluate, and, where appropriate replace the independent auditors, thus making the independent auditors ultimately accountable to the Audit Committee.

10.	Review the performance of, and approve the fees and other significant compensation to be paid to, the independent auditors’ firm.

11.	Receive and review: (i) a report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (ii) other required reports from the independent auditor.

12.	On an annual basis, ensure its receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the auditors’ objectivity and independence.

13.	Take appropriate action to oversee the independence of the independent auditors.

14.	Review the independent auditors audit plan -— discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

15.	Prior to releasing the year-end results, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61, as amended, and the requirements of the Public Company Accounting Oversight Board.

16.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

     Legal Compliance

17.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Matters

18.	Establish procedures, and be responsible, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

19.	Annually prepare a report to stockholders as required by the SEC. The report should be included in the Company’s annual proxy statement.

20.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

21.	Review financial and accounting personnel succession planning with the Company.

22.	Pre-approve the retention of the independent auditor for any permitted non-audit service and the fee for such service. The Audit Committee may delegate the authority to pre-approve the retention of the independent auditor for permitted non-audit services to one or more members of the committee. Those members, if any, who have authority to pre-approve permitted non-audit services shall present the pre-approval of any permitted non-audit service to the Audit Committee at the next meeting following any such pre-approval.

Permitted non-audit services shall include all non-audit services other than the following:

•	bookkeeping and other services related to accounting records or financial statements;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions, or contributions-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources;

•	broker or dealer, investment adviser or investment banking services; and

•	legal services and expert services unrelated to the audit.

23.	Review and approve all related party transactions.

24.	Annually review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites. Annually review a summary of directors’ and officers’ related party transactions and potential conflicts of interest.

25.	Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

26.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

APPENDIX B

PETROQUEST ENERGY, INC.

CHARTER
OF THE
NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE
OF THE
BOARD OF DIRECTORS

I.	PURPOSE

The Nominating and Corporate Governance Committee (the “Committee”) is a standing committee of the Board of Directors (the “Board”) of PetroQuest Energy, Inc., a Delaware corporation (the “Company”). The primary purpose of the Committee is to provide oversight on the Company’s governance and a broad range of matters surrounding the composition and operation of the Board. These matters include identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of stockholders, and recommending to the Board a set of corporate governance principles applicable to the Company.

The Committee will primarily fulfill its purpose by carrying out the activities enumerated in Section IV of this Charter. The Committee has the authority to retain and terminate, at the Company’s expense, and approve the fees and other retention terms of, director search, legal and other advisors it deems necessary for the fulfillment of its responsibilities.

II.	COMPOSITION The Committee shall be comprised of at least three directors, each of whom shall be independent directors according to the independence standards established by the Committee consistent with applicable statutes, regulations and The Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards.

Notwithstanding the foregoing, one director who is not independent, as defined by the applicable Nasdaq listing standards, and is not a current officer or employee or a Family Member (as defined below) of an officer or employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years. For the purpose hereof, a “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home,

The members of the Committee shall be appointed annually by the independent directors of the Board, and shall serve on the Committee for a term coinciding with their Board term. If a Chair of the Committee is not appointed by the Board, the Committee shall itself designate a Chair.

III.	MEETINGS

The Committee will meet at least two times annually, or more frequently as circumstances dictate. The Committee may invite members of management and others it deems appropriate in order to assist it in performing its responsibilities. Meeting agendas will be prepared and provided in advance to Committee members, along with appropriate briefing materials. Minutes will be prepared and the Committee will report its actions and recommendations to the Board.

B-1

IV.	DUTIES AND RESPONSIBILITIES

The Committee has the following specific duties, in addition to any other matters consistent with this Charter, the Company’s by-laws, applicable law and Nasdaq rules, as the Committee or the Board deems necessary.

Nominating

1.	Establish and periodically reevaluate criteria for Board membership and selection of new directors including independence standards; and determine as necessary the portfolio of skills, experience, perspective and background required for the effective functioning of the Board considering the Company’s strategy, applicable laws and Nasdaq listing requirements.

2.	Search for, recruit, screen, interview and select candidates for new directors as necessary to fill vacancies or the additional needs of the Board, and consider management’s and stockholder’s recommendations for director candidates.

3.	Evaluate the qualifications and performance of incumbent directors and determine whether to recommend them for re-election to the independent directors on the Board.

4.	Evaluate and recommend to the independent directors on the Board for their approval all nominees for Board membership and the removal of a director where appropriate.

     Corporate Governance

5.	Initiate and oversee a periodic evaluation of (a) the quality, sufficiency and currency of information furnished by management to the directors in connection with Board and Committee meetings and other activities of the directors, (b) the Board ‘s effectiveness, (c) the composition, organization (including its committee structure, membership and leadership) and practices of the Board, (d) tenure and other policies related to the directors’ service on the Board, and (e) corporate governance matters generally; and recommend action to the Board where appropriate.

6.	Develop, periodically review, and recommend to the Board a set of corporate governance principles applicable to the Company.

7.	Periodically review the Board’s policies for director compensation and stock ownership, and recommends to the Board compensation programs for directors.

8.	Annually prepare a report to stockholders as required by the U.S. Securities and Exchange Commission for inclusion in the Company’s annual proxy statement.

9.	Monitor the orientation and training needs of directors and recommend action to the Board, individual directors, and management where appropriate.

10.	Periodically review, in light of new legislation and other developments, the Company’s Business Ethics Policy, and recommend to the Board any changes to such Policy as the Committee deems appropriate.

11.	Evaluate annually its performance and the adequacy of this Charter, including compliance with applicable law and Nasdaq listing standards, and recommend to the Board any changes to this Charter as the Committee deems appropriate.

B-2

ANNUAL MEETING OF STOCKHOLDERS OF

PETROQUEST ENERGY, INC.

May 12, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:
NOMINEES
☐	FOR ALL NOMINEES	¡	Charles T. Goodson
		¡	Ralph J. Daigle
☐	WITHHOLD AUTHORITY	¡	William W. Rucks, IV
	FOR ALL NOMINEES	¡	Michael O. Aldridge
		¡	E. Wayne Nordberg
☐	FOR ALL EXCEPT	¡	Michael L. Finch
	(See instructions below)	¡	W. J. Gordon, III

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.	☐	☐	☐

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of the nominees above, and in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED.

Signature of Stockholder                          Date:                           Signature of Stockholder                         Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PETROQUEST ENERGY, INC.

THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
ANNUAL MEETING ON MAY 12, 2004

     The undersigned stockholder of PetroQuest Energy, Inc. (the “Company”) hereby appoints Charles T. Goodson, Michael O. Aldridge and Daniel G. Fournerat, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the City Club at River Ranch, located at 221 Elysian Fields Dr., Lafayette, Louisiana 70508, on Wednesday, May 12, 2004, at 9:00 a.m., Lafayette time, and at any adjournments of said meeting, all of the shares of the Company’s common stock in the name of the undersigned or which the undersigned may be entitled to vote.

(This Proxy must be dated and signed on the reverse side.)